Triton Emission Solutions Inc. OTCQB: DSOX

FOR IMMEDIATE RELEASE January 26, 2015

Triton Emission Solutions Inc. Announces Amendment to Sales and Purchase Agreement between the Company and LMS Shipmanagement, Inc.

SAN JUAN, PUERTO RICO– (Marketwired - January 26, 2015) - Triton Emission Solutions Inc. (OTCQB: DSOX) (the “Company”) announced today that it has agreed to amend the terms of its Sales and  Purchase Agreement with LMS Shipmanagement, Inc. (“LMS”).

Under the amended terms of its Sales and Purchase Agreement with LMS, LMS will now have until December 31, 2015 to exercise its option to purchase up to 40 additional DSOX-15 fuel purification systems from the Company.

For additional information on the amended terms of the Company’s Sales and Purchase Agreement with  LMS, please refer to the Form 8-K filed by Company with Securities and Exchange Commission on January 26, 2015.

Rasmus Norling commented: “We appreciate the continued support from LMS  and are happy to accept their request for an extension to the original Sales and Purchase Agreement dated July 18, 2013. We highly value their trust and  confidence in our technology.”

About Triton Emission Solutions Inc.:

Triton Emission Solutions Inc. (the “Company”) develops and markets environmental and pollution emission control solutions to a worldwide market.

The Company’s proprietary DSOX-15 and DSOX-20 Fuel Purification Systems, and the Company’s exhaust gas scrubber technology, NJORD, are cost-effective technologies designed to reduce harmful chemical emissions into the ocean and atmosphere in an effort to meet the increased emissions regulations that came into effect on January 1, 2015. These technologies are currently aimed at the maritime industry, which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. These technologies have worldwide applications that are not limited to the maritime industry.

Triton Emission Solutions Inc. has contracted with multiple shipping companies for installation of its DSOX-15 solution, with options for a total of 62 installations, all of which will be upgraded to the new DSOX-20 System.

On behalf of the Board of Directors, Rasmus Norling, Chief Executive Officer.

Forward Looking Statements

This press release may contain forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects”, “intends”, “estimates”, “projects”, “anticipates”, “believes”, “could”, and other similar words. All statements addressing product performance, events, or developments that Triton Emission Solutions Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Triton Emission Solutions Inc.’s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should any of Triton Emission Solutions Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Triton Emission Solutions Inc.’s forward-looking statements. Except as required by law, Triton Emission Solutions Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Triton Emission Solutions Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Triton Emission Solutions Inc.

For further information about Triton Emission Solutions Inc. please visit the Company's website at www.tritoninc.com or contact us at 561-440-DSOX.